Exhibit 99.1

VALUEVISION MEDIA RECONSTITUTES BOARD OF DIRECTORS TO INCLUDE FIVE NEW MEMBERS;

MARK BOZEK, FORMER HSN CHIEF, NAMED CHIEF EXECUTIVE OFFICER

BOB ROSENBLATT NAMED CHAIRMAN OF THE BOARD

MINNEAPOLIS, MN – June 23, 2014 – ValueVision Media, Inc. (NASDAQ: VVTV), a multichannel electronic retailer operating as ShopHQ via TV, Internet and mobile, today announced it has reconstituted its Board of Directors and has unanimously appointed Mark Bozek Chief Executive Officer and Bob Rosenblatt Non-Executive Chairman of the Board, effective immediately.  Mr. Bozek succeeds Keith Stewart, who has resigned as Chief Executive Officer and as a director of the Company.  Mr. Bozek has more than 20 years of senior executive experience in the multi-channel commerce, electronic retailing and entertainment industries, including having served as CEO of HSN, Inc., Senior Vice President of QVC, Inc., and as a producer at Fox Television.

ValueVision also announced that IVS Associates, Inc., the independent inspector of elections, has certified the voting results at the Company's Annual Meeting, held on June 18, 2014.  Four ValueVision nominees and four nominees of the Clinton Group, Inc. were elected to the ValueVision Board of Directors.  The Board has appointed former President of Saks Fifth Avenue, also a fifth Clinton Group nominee, Ronald Frasch, as a director following Mr. Stewart’s resignation.  Accordingly, the Board will consist of: Thomas Beers, Mark Bozek, John Buck, Ronald Frasch, Landel Hobbs, Lowell Robinson, Bob Rosenblatt and Fred Siegel.  The newly reconstituted Board will focus on further strengthening the Company’s financial and operating performance and delivering meaningful returns for all ValueVision shareholders.

John Buck said, “We are pleased to welcome Mark Bozek, a pioneer and innovator in the retail and electronic retailing industries, as our new CEO.  Mark has a proven track record of building consumer brands and driving revenue at both HSN and QVC, and we expect to leverage his expertise as ValueVision embarks on its very exciting next stage.  As the Board’s longest tenured director, I welcome the energy and fresh perspectives of Mark and our other new directors, and look forward to working closely with them to transform the ShopHQ brand into the preeminent commerce and media franchise we know it can become.”

Mark Bozek said, “I am thrilled to join the team at ShopHQ and humbled by the opportunity to work with a talented Board and dedicated employees.  ValueVision has great assets and our vision of all that comes next is ambitious; we plan to evolve the business, creating more robust platforms that enable us to become a far more relevant player in the multi-channel worlds of TV, online and mobile commerce and entertainment.

“By instilling a culture of accountability, respect and passion for the unique world of a “dollars per minute” business, we believe ShopHQ has boundless potential.  We will work tirelessly in the coming months to develop a comprehensive strategic plan for growth – one that includes employees, our loyal customers, as well as our valued product and brand creators – enabling ValueVision to create long-term shareholder value.”

Mr. Buck concluded, “On behalf of the Board, I would like to thank Keith Stewart, along with the other outgoing directors – Jill Botway, William Evans, Sean Orr and Randy Ronning – for their many contributions to ValueVision.  We wish them all good things in their future endeavors.”

ValueVision shareholders also approved all proposals submitted for a vote at the Annual Meeting, including the approval of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.  The results of the Annual Meeting have been filed with the Securities and Exchange Commission.

Board of Directors Biographies

Thomas Beers – Since September 2012, Mr. Beers has been CEO of Fremantle Media N.A., Inc., where he is responsible for Fremantle's management and business performance as well as the development, production and operations of more than 600 hours of programming per year including “American Idol,” “America's Got Talent,” “The X Factor,” “Let's Make a Deal,” “Family Feud,” and “The Price is Right.” Prior to joining Fremantle, Mr. Beers was the founder and Chief Executive Officer of Original Productions, where he was the creator and driving force behind the Primetime Emmy® winning “Deadliest Catch,” and Emmy nominee “Ice Road Truckers,” and top-rated shows “Storage Wars,” “Monster Garage” and “Black Gold.” His catalogue of more than 40 series is firmly entrenched across cable powerhouses Discovery, HISTORY, A&E, Spike TV, The National Geographic Channel, and truTV.

Mark Bozek – Mr. Bozek is the former CEO of Home Shopping Network (HSN). Mr. Bozek generated over $6 billion in sales and $1 billion in profits while managing 6,000 employees at HSN. Mr. Bozek transformed HSN's merchandising through innovation and strategic leadership. Mr. Bozek built multiple $100+ million proprietary brands while running the company, including Ingenious Designs. He also was responsible for the development and growth of HSN's current top selling brands including Andrew Lessman, Diane Gilman, Wolfgang Puck and Serious Skin Care. In 1998, Bozek launched HSN.com. He grew this online business to over $100 million in 18 months. Mr. Bozek was also responsible for the international launches of HSN in Japan, Europe and China. Mr. Bozek's merchandising and media success began as a producer at Fox Television and then as a Senior Vice President at QVC. Mr. Bozek was at Fox Television at its inception in 1998, where he was a three-time Emmy nominee. Bozek has previously served as a director of Sykes Enterprises.

John Buck – Mr. Buck currently serves as non-executive chairman of the board of Medica, Minnesota’s second largest health insurer, and previously served as chief executive officer of Medica from 2001 until his retirement in 2003. From October 2007 to March 2008, and again from August 2008 through January 2009, he served as interim chief executive officer of ValueVision. Previously, Mr. Buck worked for Fingerhut Companies where he held senior executive positions, including president and chief operating officer. Mr. Buck also previously held executive positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc. Mr. Buck currently serves on the board of directors of Patterson Companies, Inc.

Ronald Frasch – Mr. Frasch is currently an operating partner at Castanea Partners, a consumer-focused private-equity firm, and the principal of Ron Frasch Associates, LLC, a consulting firm. From 2007 to 2013, Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer. From 2004 to 2007, he was Vice Chairperson and Chief Merchant of Saks Fifth Avenue. He has served as a member of the board of directors of Crocs, Inc., an apparel footwear and accessories company, since 2006. From 2000 to 2004, he was President and Chief Executive Officer of Bergdorf Goodman and was previously President of GFT North America from 1996 to 2000 and President and Chief Executive Officer of Escada USA from 1994 to 1996.

Landel Hobbs – Mr. Hobbs is Chief Executive Officer of LCH Enterprises LLC, a consulting firm that operates in the broader telecommunications and media space. Mr. Hobbs had been Chief Operating Officer of Time Warner Cable from 2005 until 2010 and was previously Chief Financial Officer from 2001 until 2005. He was Vice President of Financial Analysis and Operations Support at AOL Time Warner from 2000 to 2001. Mr. Hobbs served in various positions, including Senior Vice President, Controller and Chief Accounting Officer, of Turner Broadcasting System, Inc. from 1993 until 2000. Before joining Turner in 1993, he was Senior Vice President and Audit Director of Banc One Illinois Corporation and Senior Manager with KPMG Peat Marwick. He is Lead Director of Allconnect and a current Trustee of the National 4H Council and The Dyslexia Resource Trust. He was previously Chair and a Director of CSPAN, a Trustee of Women in Cable Television (WICT), and a Broadcasting and Cable Hall of Fame Member.

Lowell W. Robinson -- Former Chief Financial Officer and Chief Operating Officer of MIVA, Inc.
Lowell W. Robinson served as the Chief Financial Officer and Chief Operating Officer of MIVA, Inc., an online advertising network, from August 2007 through March 2009. He joined MIVA in 2006 as Chief Financial Officer and Chief Administrative Officer. He had previously served as the President of LWR Advisors from 2002 to 2006 and as the Chief Financial Officer and Chief Administrative Officer at HotJobs.com from 2000 to 2002. He previously held senior financial positions at Advo, Inc., Citigroup Inc. and Kraft Foods, Inc. Mr. Robinson recently served as a director of The Jones Group from 2005-2014 and has served on the Board of Directors of Local.com Corporation from 2011 to 2012, the Board of Advisors for the University of Wisconsin School of Business from 2006 to 2010, the Board of Directors of International Wire Group, Inc., from 2003 to 2009, and the Board of Directors of Independent Wireless One, Diversified Investment Advisors and Edison Schools Inc. He currently serves as a director at Higher One and is a member of the Smithsonian Libraries Advisory Board and the Board of the Metropolitan Opera Guild.

Bob Rosenblatt – Bob has more than 25 years of experience leading mid and large sized retail organizations, including Tommy Hilfiger, HSN (formerly the Home Shopping Network), and Bloomingdale's. Last year he was Interim President of Ideeli.com, a flash sales company based in NY that was sold a few of months ago to Groupon. As Group President and COO of Tommy Hilfiger Corporation, he grew revenues and profitability and built the company's first transactional web site. Bob co-managed the process which culminated in the Tommy Hilfiger Company successfully being sold to Apax Partners in 2006. Bob also previously served as CFO, COO and President of HSN , where he significantly increased company value. Bob introduced and built HSN's online operation, which achieved profitability within three months of inception. As CFO of Bloomingdale's, Bob was responsible for the P&L of the corporation, financial planning, and administrative management.

For the past seven years, Bob has been CEO of Rosenblatt Consulting, LLC, which specializes in helping investment firms determine value in both public and private companies in the consumer products sector, as well as helping retail firms maximize profitability. He has been and is currently serving on several public and private boards in the retail and technology industry including PepBoys (NYSE: PBY), debShops, RetailNext and I.Predictus. Bob served on the Board of Directors of the Electronic Retailing Association.

Fred Siegel – Mr. Siegel was Senior Vice President and marketing head for QVC from 1993 to 1998, overseeing all off-air consumer touch-points including all marketing and communications, leading special on-air events, and attracting and securing marquee brand-name vendors, helping QVC become the category-defining brand. After QVC, Mr. Siegel was marketing lead for Excite and Excite @ Home where he oversaw all marketing and communications activities. He is responsible for many Internet firsts including strategic partnerships with television networks, the first large-scale voting event on the web (with the Prime Time Emmys) and the first Online Town Hall meeting with President Clinton. He currently advises various companies from Google Ventures-backed Sidecar to the twenty-something organization, Our Time. Mr. Siegel won a Daytime Emmy Award in 2011 and has won a Clio.

About ValueVision Media/ShopHQ (www.shophq.com/ir)

ValueVision Media, Inc. operates as ShopHQ, a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. The ShopHQ television network reaches over 87 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:
Sard Verbinnen & Co
Jonathan Gasthalter/Renee Soto/Jared Levy
(212) 687-8080